===========================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 27, 2009 (August 21, 2009)

Prestige Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52855	93-0945181
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1348 E. 3300 S., Salt Lake City, Utah	84106
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  801-466-0041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===========================================================================

Section 5—Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

On August 21, 2009, Tryant, LLC ("Tryant"), a Delaware limited liability company, entered into Stock Purchase Agreement with WOC, LLC, a Utah limited liability company, ("WOC") and Dan Bass ("Bass"), pursuant to which Tryant sold 234,000 shares of common stock to WOC, LLC and 466,000 shares of common stock to Dan Bass. The total purchase price was $85,000.

Concurrent with the Stock Purchase Agreement, WOC acquired the rights, title and interest in a $56,330.73 Promissory Note held by Tryant, LLC under which Prestige Capital Corporation was the Borrower. Other than as described above, neither WOC or Bass, the Company, nor any of its affiliates have any relationship with Tryant or any of its affiliates other than in respect of the Stock Purchase Agreement and transfer of Promissory Note.

After the conclusion of the above transactions, Tryant retained ownership of approximately 4.3% of the Company's issued and outstanding common capital stock. WOC holds approximately 10% and Bass holds approximately 20% of the Company's issued and outstanding common stock.

Upon closing of the stock purchase transaction, Daniel Drummond, the sole officer and director of the Company appointed Mr. Whitney O. Cluff to the Board of Directors. Subsequently, Mr. Drummond resigned as officer and director of the Company. The Board of Directors, consisting solely of Whitney Cluff then appointed Mr. Whitney O. Cluff as President.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Directors and Executive Officers

On August 21, 2009, upon the execution of the Stock Purchase Agreement, Daniel Drummond, the sole officer and director of the Company appointed Mr. Whitney O. Cluff to the Board of Directors. Subsequently, Mr. Drummond resigned as officer and director of the Company. The Board of Directors, consisting solely of Whitney Cluff then appointed Mr. Whitney O. Cluff as President.

Below is information on the business experience of Mr. Whitney O. Cluff.

Whitney O. Cluff: 59 years old, is the manager of WOC, LLC. Since 2003, Mr. Cluff has been associated with Coldwell Banker Commercial, NRT as a licensed real estate broker in the State of Utah. Mr. Cluff has 30 plus years experience in business management, real estate sales, real estate development, planning and zoning and tenant and landlord lease negotiations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Prestige Capital Corporation

/s/ Whitney O. Cluff

Whitney O. Cluff

President

DATED:  August 27, 2009

3